UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2008

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 8, 2008, Debra A. Cafaro, Chairman of the Board of Directors, President and Chief Executive Officer of Ventas, Inc. (the “Company”), and T. Richard Riney, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of the Company, each adopted a non-discretionary, written sales plan that complies with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policy prohibiting insider trading. The plans, which generally provide for sales of specified numbers of shares at specified times, subject to minimum price conditions, have been entered into for tax and estate planning purposes. In addition, Ms. Cafaro intends to use a portion of the net proceeds from the sale of shares under her plan to repay the principal amount, due March 5, 2009, of loans the Company made to her in 1999, 2000, 2001 and 2002 to pay all federal, state, local and other taxes payable upon the vesting of restricted stock awards previously granted to her.

Ms. Cafaro’s plan covers the sale, beginning in January 2009, of up to 185,765 shares of Company common stock owned by her (although, as a result of the specified minimum price conditions, less than the maximum number of shares may be sold) and is expected to be in effect through December 2009. This plan is in addition to Ms. Cafaro’s existing sales plan, which currently covers 18,490 shares of Company common stock owned by her and is expected to be in effect through December 2008. Mr. Riney’s plan covers the sale, beginning in October 2008, of up to 72,000 shares of Company common stock owned by him (although, as a result of the specified minimum price conditions, less than the maximum number of shares may be sold) and is expected to be in effect through September 2009; provided, however, the sale of shares under the plan may be accelerated upon the attainment of a specified minimum share price. Such plans permit Ms. Cafaro and Mr. Riney to gradually diversify their holdings of Company stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concerns that such trades were made when Ms. Cafaro or Mr. Riney possessed material, non-public information. As of August 8, 2008, Ms. Cafaro and Mr. Riney beneficially owned 0.9 million and 0.4 million shares, respectively, of the Company’s common stock (including options which are exercisable within 60 days).

Transactions made under the sales plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as otherwise required, the Company does not undertake any obligation to update or report any modification, termination or other activity under these sales plans or any other plan that may be entered into by officers or directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: August 11, 2008	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief
Administrative Officer, General
Counsel and Corporate Secretary